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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2002 relating to the consolidated financial statements as of December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001, which appears in the 2001 Annual Report to Shareholders, which is incorporated by reference in Philadelphia Suburban Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
July 5, 2002